UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 25, 2011

Cameron International Corporation
______________________________________________
(Exact Name of Registrant as Specified in its Charter)

Delaware ___________________ (State or other jurisdiction of incorporation)	1-13884 _________________ (Commission File Number)	76-0451843 ___________________ (I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas ________________________________________	77027 _______________
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 513-3300

Not Applicable
_______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 9.01	Financial Statements and Exhibits.

On May 25, 2011, Cameron issued a press release announcing it has priced a public offering of $250 million aggregate principal amount of 4.50% senior notes due 2021, $250 million aggregate principal amount of 5.95% senior notes due 2041 and $250 million of floating rate notes priced at 3 Mo. LIBOR + 0.93%, due 2014.  The sale of the senior notes is expected to settle on June 2, 2011, subject to customary closing conditions.  Cameron intends to use the net proceeds from the offering to purchase or redeem the Company’s 2.50% Convertible Senior Notes due 2026 and for general corporate purposes.

The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

    The following is being furnished as an exhibit to this report:

Exhibit Number	Exhibit Title or Description
Exhibit 99.1	Press Release of Cameron International Corporation, dated May 25, 2011 – Cameron Prices $750 Million of Senior Notes

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION
By: /s/ William C. Lemmer
William C. Lemmer
Senior Vice President and General Counsel

Date:   May 25, 2011

Cameron International Corporation
Current report on Form 8-K
Dated May 25, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
Exhibit 99.1	Press Release of Cameron International Corporation, dated May 25, 2011 – Cameron Prices $750 Million of Senior Notes